EXHIBIT 99.1

Contact: URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Jamie Tully/Delia Cannan (212) 687-8080

URS COMMENTS ON EFFECT OF FEDERAL
GOVERNMENT SHUTDOWN

SAN FRANCISCO, CA – October 10, 2013 – URS Corporation (NYSE:URS) announced today that approximately 3,000 employees have been put on furlough status as of October 7, 2013 as a result of the federal government shutdown.  This includes employees who are unable to work because the government facility where they work has been closed or URS has received direction from the government to stop work or reduce staffing levels.  If the shutdown continues, URS expects the number of affected employees to increase.

“The government shutdown, the continuing effects of sequestration, and uncertainty about the federal budget are all having negative impacts on URS and many other government contractors,” said H. Thomas Hicks, URS’ Chief Financial Officer.  “We hope the situation is resolved as soon as possible to avoid additional impact on our federal business and our employees.”

URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world. The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; information technology; and decommissioning and closure services. URS provides services for federal, oil and gas, infrastructure, power, and industrial projects and programs.  Headquartered in San Francisco, URS Corporation has more than 50,000 employees in a network of offices in nearly 50 countries (http://www.urs.com).

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Cautionary Statement Regarding Forward-Looking Statements

 Statements contained in this press release that are not historical facts may constitute forward-looking statements, including statements relating to the federal government shutdown, sequestration, the federal budget, future employee furloughs as well as other economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements: the duration and extent of the federal government shutdown; changes in government procurement priorities and practices; the terms on which shutdown is resolved; the  adverse impact of the shutdown on the markets in which we operate, including the federal government and other markets that may be adversely affected by the shutdown; the potential impact of the shutdown on employee morale and our ability to attract employees; the impact of the shutdown or other future governmental impasses on economic conditions generally; declines in the economy or client spending; federal budget and sequestration issues; changes in our book of business; our compliance with government regulations; our ability to procure government contracts; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the impact of changes in laws and regulations; a decline in defense spending; and other factors discussed more fully in our Form 10-Q for the period ended June 28, 2013, as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission. The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

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